Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148, 333-118728 and 333-136845) and Form S-3
(Nos. 333-136046, and 333-136366) of Motient Corporation, of our report dated March 15, 2007 with respect to the consolidated financial statements of Mobile Satellite Ventures LP included in the Annual Report (Form 10-K) of Motient Corporation for the year ended December 31, 2006.


                                        /s/ Ernst & Young LLP


McLean, Virginia
March 26, 2007